Exhibit 10.8

ABAXIS, INC.
NOTICE OF GRANT OF RESTRICTED STOCK UNITS

The Participant has been granted an award of Restricted Stock Units (the “Award”) pursuant to the Abaxis, Inc. 2005 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one share of Common Stock of Abaxis, Inc., as follows:

Participant:	________________________

Date of Grant:

Number of Restricted Stock Units:	________________________, subject to adjustment as provided by the Restricted Stock Units Agreement.

Settlement Date:
For each Restricted Stock Unit and any Dividend Equivalent Unit received, except as set forth below or as otherwise provided by the Restricted Stock Units Agreement, the first business day in which the Participant is permitted to trade the securities to be acquired upon settlement of this Award pursuant to the Abaxis, Inc. Insider Trading Policy that occurs on or after the date on which such unit becomes a Vested Unit in accordance with the vesting schedule set forth below.  Notwithstanding the above, the Settlement Date for Vested Units shall be no later than 2 1/2 months after the later of (i) the end of the calendar year in which the Vesting Date occurs; or (ii) the end of the Company’s tax year in which the Vesting Date occurs.

Vested Units:
Except as provided in the Restricted Stock Unit Agreement and provided that the Participant’s Service has not terminated prior to the relevant vesting date set forth below, the number of Vested Units shall cumulatively increase according to the vesting schedule set forth the table below.  As to each increment of Vested Units set forth in the table below, the Company must meet the performance milestone and you must remain in the Service of the Company (as defined in the Plan) through the applicable vesting date.  At no point may more than the number of Restricted Stock Units set forth below plus any Dividend Equivalent Units received become vested.

Vested Units[1]	Performance Period and Performance-Related Goals	Vesting date
% of Units
% of Units
% of Units
% of Units

By their signatures below, the Company and the Participant agree that the Award is governed by this Notice and by the provisions of the Plan and the Restricted Stock Units Agreement, both of which are attached to and made a part of this document.  The Participant acknowledges receipt of copies of the Plan, the Restricted Stock Units Agreement and the Plan Prospectus and represents that the Participant has read and is familiar with their provisions.  The Participant hereby accepts the Award subject to all of the terms and conditions of this Notice, the Restricted Stock Units Agreement and the Plan.

ABAXIS, INC.	PARTICIPANT

By:
Signature
Its:
Date

Address: 3240 Whipple Road	Address
Union City, CA 94587

ATTACHMENTS:	2005 Equity Incentive Plan, as amended to the Date of Grant; Restricted Stock Units Agreement and Plan Prospectus

1            Subject to adjustment as provided by the Restricted Stock Units Agreement.